UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2007 (November 12, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2007, Key Energy Services, Inc., a Maryland corporation (the “Company”), and its subsidiary guarantors entered into the Fourth Amendment to Credit Agreement with the required percentage of the revolving lenders under the Credit Agreement (as defined below) and Lehman Commercial Paper Inc., as administrative agent and as collateral agent for the Lenders and other Secured Parties (the “Fourth Amendment”). The Fourth Amendment, which will be effective upon the closing of the private placement of the Notes (as defined below) and the use of net proceeds to repay outstanding indebtedness under the term loan portion of the Credit Agreement dated as of July 29, 2005 (together with all Annexes, Exhibits and Schedules thereto, and as heretofore amended, the “Credit Agreement”), permits the issuance of the Notes (as defined below), terminates the $82.3 million prefunded letter of credit facility under the Credit Agreement, permits the Company to use the entire $65 million revolving portion of the Credit Agreement for letters of credit and permits the Company to provide cash collateral to the issuer of its letters of credit to the extent its letters of credit exceed $65 million. A copy of Fourth Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth Amendment and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

On November 14, 2007, the Company and certain of its domestic subsidiaries entered into a Purchase Agreement with Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers, for the sale of $425 million aggregate principal amount of the Company’s 8.375% Senior Notes due 2014 (the “Notes”). The Notes were priced at 100% of their face value to yield 8.375%, and are guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries (the “Guarantors”). A copy of Purchase Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 with respect to the Fourth Amendment is incorporated herein by reference.

Item 8.01. Other Events

On November 14, 2007, the Company announced the pricing of a $425 million private placement of Notes, which were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. A copy of the press release announcing the pricing of the private placement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                           Fourth Amendment to Credit Agreement dated as of November 12, 2007, among Key Energy Services, Inc., as Borrower, the guarantors signatory thereto, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties.

10.2                           Purchase Agreement, dated November 14, 2007, by and among Key Energy Services, Inc., certain of its domestic subsidiaries, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers.

99.1                           Press release dated November 14, 2007 reporting the pricing of $425 million private placement of 8.375% senior notes due 2014.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 15, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General
Counsel

Exhibit Index

Exhibit
No.	Description
10.1

Fourth Amendment to Credit Agreement dated as of November 12, 2007, among Key Energy Services, Inc., as Borrower, the guarantors signatory thereto, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties.

10.2

Purchase Agreement, dated November 14, 2007, by and among Key Energy Services, Inc., certain of its domestic subsidiaries, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers.

99.1	Press release dated November 14, 2007 reporting the pricing of $425 million private placement of 8.375% senior notes due 2014.